Exhibit 4.20.8

Additional Agreement No. 8

to Contract on connection of telecommunication networks No.05-21/0155 dated October 24, 2003 as amended by Agreement No.1097-05 dated December 27, 2005, between OAO Rostelecom and OJSC VolgaTelecom

Moscow	Dated June 4, 2007

Rostelecom, Joint-Stock Company for Long-Distance and International Telecommunications hereinafter, “Rostelecom”, represented by General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and VolgaTelecom, Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director Sergey Valeryevich Omelchenko, authorized to act by the Charter, on the other part, hereinafter collectively referred to as the “Parties”,entered into this Additional Agreement (hereinafter – Agreement) to Contract on Network Connection No. 05-21/0155 dated October 24, 2003 as amended by Agreement No. 1097-05 dated December 27, 2005 (hereinafter – “Contract”) as follows:

1.                    Clause 6.1.2 of the Contract shall be amended as follows:

“6.1.2.                                          In the course of rendering Traffic Admission Services including connections through codes 80X, tariffing is performed per second from the 1st second of connection. The total volume for each service during the Accounting Period is approximated to full minutes in the direction of the bigger figure”.

2.                    Clauses 6.1.3 and 6.1.4 of the Contract shall be deleted.

3.                    of the Contract shall be amended as follows:

No later than the 6th day of the Billing Period Rostelecom submits the Operator a Report on volumes of the services rendered for the Traffic Admission Services with the following data:

a) on the volume of the Services rendered for zone call initiation from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the volume of the Services rendered for zone call initiation from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800

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and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volumes of the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

h) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement.

Copies of the Rostelecom Report shall be sent to the Operator in the electronic form”.

4.                    Clause 6.6.1 of the Contract shall be amended as follows:

«6.6.1. Operator:

a) on the Services rendered for zone call initiation from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the Services rendered for zone call initiation from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the Services rendered for termination of call to the Operator’s network beyond the territory of a single settlement;

h) on the Services rendered for termination of call to the Associated Operators’ networks beyond the territory of a single settlement”

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5.                    Clause 1.1 Appendix 1 of the Contract shall be amended as follows:

“1.1.Traffic admission Services rendered by the Operator:

				Billing rate, rouble/min
No.			Description of the service	ABC =8312	ABC 831	ABC =8332	ABC 833	ABC =8342	ABC 834	ABC =8352	ABC 835	ABC =8362	ABC 836	ABC =8412	ABC 841
1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	0.70		0.70		0.70		0.70		0.70		0.70
		1.2.	Zone initiation of call from the network of the Associated Operators	0.70		0.70		0.70		0.70		0.70		0.70
		1.3.	Zone termination of call to the Operator’s network	0.70		0.70		0.70		0.70		0.70		0.70
		1.4	Zone termination of call to the network of the Associated Operators	0.70		0.70		0.70		0.70		0.70		0.70
2	Beyond the territory of single settlement	2.1	Zone initiation of call from the Operator’s network		0.76		0.76		0.76		0.76		0.76		0.76
		2.2	Zone initiation of call from the network of the Associated Operators		0.76		0.76		0.76		0.76		0.76		0.76
		2.3	Zone termination of call to the Operator’s network		0.76		0.76		0.76		0.76		0.76		0.76
		2.4	Zone termination of call to the network of the Associated Operators		0.76		0.76		0.76		0.76		0.76		0.76

				Billing rate, rouble/min
No.			Description of the service	ABC =8422	ABC 842:	ABC =8482	ABC =848	ABC =846 2, 3, 9	ABC =846	ABC =3412	ABC =341	ABC =3532	ABC =353	ABC =8452	ABC =845

1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	0.70		0.70		0.70		0.70		0.70		0.70
		1.2.	Zone initiation of call from the network of the Associated Operators	0.70		0.70		0.70		0.70		0.70		0.70
		1.3.	Zone termination of call to the Operator’s network	0.70		0.70		0.70		0.70		0.70		0.70
		1.4	Zone termination of call to the network of the Associated Operators	0.70		0.70		0.70		0.70		0.70		0.70
2	Beyond the territory of a single settlement	2.1	Zone initiation of call from the Operator’s network		0.76		0.76		0.76		0.76		0.76		0.76
		2.2	Zone initiation of call from the network of the Associated Operators		0.76		0.76		0.76		0.76		0.76		0.76
		2.3	Zone termination of call to the Operator’s network		0.76		0.76		0.76		0.76		0.76		0.76
		2.4	Zone termination of call to the network of the Associated Operators		0.76		0.76		0.76		0.76		0.76		0.76

»

6.                    Appendix 1 of the Contract shall be amended as follows:

Note:

1)              In the course of settlements for rendered Service of zone initiation of call from the Operator’s network except for traffic through codes 80X, in addition to the accounting rate a compensation charge shall be levied which charge is established, as from January 1, 2006, in accordance with Order No. 734-c/8 of the RF Federal Tariff Service dated December 12, 2005, in the amount of 0.54 rubles per minute, and a compensation charge established, as from February 1, 2007 in accordance with Order of the RF Federal Tariff Service No. 278-c/2 dated November 17, 2006, in the amount of 0.44 rubles per minute.

2)              Initiation of call from office telephone numbers and termination of call to office telephone numbers shall not be included in the data and shall not be charged.

3)              Billing rates (tariffs) stated herein are tax-exempt, eventual taxes may be imposed on the stated rates in accordance with current law.

7.               Appendix 4 of the Contract shall be amended as follows:

Appendix No. 4
to Contract No. 05-21/0155

As amended by Agreement No.1097-05 dated December 27, 2005

Traffic Admission Services Report Form

Under Contract No.                  dt.

for                              month

This Report is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                                                                                                                                                                                        authorized to act by Power of attorney No.                                              dt.                     on the one part, and                                   OJSC VolgaTelecom, hereinafter referred to as “Operator” represented by                                                                  ,                                                                                                                                                                                                                                                                                                                                                             acting on the ground of                                                                               , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Operator to Rostelecom:

Services rendered by the Operator

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, roubles/pcs	Service Cost net of VAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
1	Service of zone initiation of call from the Operator’s network within the territory of a single settlement
2	Service of zone initiation of call from another operator’s network within the territory of a single settlement
3	Service of zone termination of call to the Operator’s network within the territory of a single settlement
4	Service of zone termination of call to another operator’s network within the territory of a single settlement

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, roubles/pcs	Service Cost net of VAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
5	Service of zone initiation of call from the Operator’s network beyond the territory of a single settlement
6	Service of zone initiation of call from another operator’s network beyond the territory of a single settlement
7	Service of zone termination of call to the Operator’s network beyond the territory of a single settlement
8	Service of zone termination of call to another operator’s network beyond the territory of a single settlement
9	Update of the Operator’s Subscribers information
10	Update of information on subscribers of Associated Operators
Total

The rendered services cost aggregated                  , including VAT               .

The services were presented properly and according to Agreement terms.

Note:

The Parties shall sign the Services Report on each Operator’s affiliate rendering services and Consolidated Report on services rendered in general by the Operator

For Rostelecom:	For Operator:

OAO Rostelecom	OJSC VolgaTelecom

200	200
Seal here	Seal here

»

8.               Clause 5 of Appendix 5 of the Contract shall be amended as follows:

Rostelecom submits to the Operator monthly reports on the volume of the rendered Traffic admission Services, containing the data:

a) on the volume of the Services rendered for zone call initiation from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3 (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3 (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the volume of the Services rendered for zone call initiation from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volumes of the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

h) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement.”

9.               All terms used in this Agreement have a meaning, fixed for them in the Contract.

10.         All the rest, not indicated in this Agreement, is subject to the provisions of the Contract.

11.         The agreement is issued in the Russian language in two original counterparts, one for each Party.

12.         The Agreement shall become effective as of its date and shall remain in effect until the expiry of the Contract on connection of telecommunication networks No.05-21/0155 dated October 24, 2003 as amended by Agreement No.1097-05 dated December 27, 2005. The Parties recognize that the terms and conditions of their Agreement shall apply to their relations arising as from July 01, 2006.

13.         Details and Signatures of the Parties

OAO Rostelecom:	OJSC VolgaTelecom

Legal address:	Legal address:
15, Dostoyevsky st.,	Dom Svyazi, M.Gorky Sq.,
Saint Petersburg, 191002	Nizhny Novgorod, 603000

General Director	General Director

D.Ye. Yerokhin	S.V. Omelchenko
2007	2007 r.
Seal here	Seal here